FORM 8-A

                               -------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 XOX Corporation
             (Exact name of registrant as specified in its charter)


                 Delaware                                 93-0898539
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


1450 Energy Park Drive, Suite 120, Saint Paul, Minnesota              55108
--------------------------------------------------------          --------------
        (Address of principal executive offices)                    (Zip Code)



      Securities to be registered pursuant to Section 12(b) of the Act:

                                      None


         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

         Securities to be registered pursuant to Section 12(g) of the Act:

               Shares of common stock, $.025 par value per share,
                 and redeemable common stock purchase warrants.

                                (Title of class)






                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF SMALL BUSINESS ISSUER'S SECURITIES TO BE REGISTERED.

         This registration statement relates to the registration with the Securities and Exchange Commission of the shares of common stock (the "Shares") and the redeemable common stock purchase warrants (the "Warrants") underlying the 850,000 Units of XOX Corporation, a Delaware corporation (the "Small Business Issuer"). The description of the Units registered on September 11, 1996 is set forth under the caption "Description of Securities" of the Small Business Issuer's registration statement on Form SB-2 (Registration No. 333-05112-C), originally filed with the Securities and Exchange Commission on June 21, 1996, and amendments thereto (the "Registration Statement"), and is incorporated herein by reference. The description of the Shares and Warrants registered hereunder is set forth under the caption "Description of Securities" in the Registration Statement.

ITEM 2.  EXHIBITS.

Form 8-A          Exhibit Description

4.1 Amended and Restated Certificate of Incorporation of Small Business Issuer (incorporated herein by reference to Exhibit 3.1 to the Registration Statement).

4.2 Amended and Restated Bylaws of Small Business Issuer (incorporated herein by reference to Exhibit 3.2 to the Registration Statement).

5.1 Specimen of certificate representing the Shares and specimen of certificate representing the Warrants.

5.2 Form of Warrants (incorporated herein by reference to Exhibit 4.2 to the Registration Statement).




                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

XOX CORPORATION

Date    March 13, 1997

By    /s/ Lawrence W. McGraw
          Lawrence W. McGraw, President and Chief Executive Officer